Exhibit 4.2

[FORM OF NOTES DUE 2015]

[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS SECURITY ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE.] 2

[2]	This legend is to be included only if the Security is a Global Security.

NBCUNIVERSAL MEDIA, LLC

3.650% Senior Notes due 2015

No.	CUSIP No.: 62875U AG0
ISIN No.: US62875UAG04

$

NBCUNIVERSAL MEDIA, LLC, a Delaware limited liability company (the “Issuer,” which term includes any successor company under the Indenture referred to on the reverse hereof), for value received, promises to pay to CEDE & CO. or registered assigns, the principal amount of                      UNITED STATES DOLLARS (or such other principal amount as shall be set forth on the Schedule of Exchanges of Notes annexed hereto) on April 30, 2015.

Interest Payment Dates: April 30 and October 30 (each, an “Interest Payment Date”), commencing on October 30, 2011.

Interest Record Dates: April 15 and October 15 (whether or not a Business Day) (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

NBCUNIVERSAL MEDIA, LLC

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

NBCUNIVERSAL MEDIA, LLC

3.650% Senior Notes due 2015

1.	Interest.

The Issuer promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 30, 2011. The Issuer will pay interest semiannually in arrears on each Interest Payment Date, commencing October 30, 2011 to the Persons in whose names the Notes are registered at the close of business on the preceding April 15 or October 15 (whether or not a Business Day), as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months in a manner consistent with Rule 11620(b) of the NASD Uniform Practice Code.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.	Paying Agent.

Initially, The Bank of New York Mellon (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3.	Indenture; Defined Terms.

This Note is one of the 3.650% Senior Notes due 2015 (the “Notes”) issued under an indenture dated as of April 30, 2010 (the “Base Indenture”) between the Issuer and the Trustee, and established pursuant to an Officer’s Certificate dated [    ], 2011 (the “Officer’s Certificate”), issued pursuant to Section 2.01 and Section 2.03 thereof (together, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Base Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA.

Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $2,000 and multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption, except the portion thereof not so to be redeemed.

5.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series (including the Notes) under the Indenture that are affected by such amendment, supplement or waiver (voting together as a single class). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

6.	Optional Redemption.

The Issuer may at its option redeem any of the Notes in whole or in part, at any time or from time to time, prior to their maturity, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each Holder of Notes to be redeemed (the “Redemption Date”), at a redemption price, calculated by the Issuer, equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued interest thereon to the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Reference Treasury Dealer” means each of (i) Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated or their affiliates which are primary U.S. government securities dealers (a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer, the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of any redemption will be distributed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate. No Notes of a principal amount of $2,000 or less will be redeemed in part.

7.	Defaults and Remedies.

Article 4 (REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT) of the Base Indenture shall apply to the Notes.

8.	Authentication.

This Note shall not be entitled to any benefit under the Indenture or be valid until the Trustee manually signs the certificate of authentication on this Note.

9.	Information

To the extent the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (the “Reporting Requirements”) or does not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Issuer will be required to make available to the Trustee and the Holders, without cost to any Holder, within 90 days following its fiscal year end and within 45 days following its first, second and third fiscal quarter ends, the annual and quarterly financial statements that would be required to be filed with the Commission on Forms 10-K and 10-Q (were the Issuer subject to the Reporting Requirements) along with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to annual financial statements, a report thereon by an independent registered public accounting firm, in each case in a manner that complies in all material respects with the requirements specified in such form for such financial statements and MD&A. To the extent that such required information relates to an annual or quarterly period prior to the completion of the Joint Venture Transaction, the Issuer will in any event provide similar information relating to

NBC Universal, Inc. for such pre-completion annual or quarterly period regardless of whether such information would then be required to be filed with the SEC on Forms 10-K and 10-Q. The Issuer will not be required to provide such information if the Notes are guaranteed by a person subject to the Reporting Requirements and the Issuer would have been exempt from the Reporting Requirements pursuant to Rule 12h-5 of the Exchange Act.

If the Issuer has electronically filed with the Commission’s Next-Generation EDGAR system (or any successor system), the reports described above, the Issuer shall be deemed to have satisfied the foregoing requirements.

In the event the Notes are unconditionally guaranteed in full by a person subject to the Reporting Requirements, the foregoing requirements will be deemed satisfied by such guarantor filing any document or report that such guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

Delivery of the reports, information and documents required by this paragraph 9 to be delivered to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

10.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

11.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption, as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed hereon.

12.	Governing Law.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

A. In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned represents that from the date of this certificate through and including the date on which the undersigned disposes of such Notes or any interest therein that either:

CHECK ONE BOX BELOW

(1)	☐	no portion of the assets used to acquire or hold the Notes evidenced by this certificate (or any interest therein) constitutes assets of any employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any plan, account or other arrangement subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively “Similar Laws”), or any entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement within the meaning of ERISA and the Code; or

(2)	☐	the acquisition and holding of the Notes evidenced by this certificate (and any interest therein) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

Unless one of the boxes in A above is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Definitive Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Securities Custodian